EXECUTION VERSION

AmeriGas Partners, L.P.
AmeriGas Finance Corp.
6.250% Senior Notes Due 2019
Underwriting Agreement

New York, New York
July 27, 2011

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several
Underwriters named in Schedule II hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of the securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Base Indenture”), dated as of January 20, 2011, between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture, to be dated as of the Closing Date (as defined herein), between the Issuers and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The operating partnership of the Partnership, AmeriGas Propane, L.P., a Delaware limited partnership, is referred to herein as the “Operating Partnership” and AmeriGas Propane, Inc., a Pennsylvania corporation and general partner of both the Partnership and the Operating Partnership, is referred to herein as the “General Partner.” The Securities Act of 1933, as amended, and the rules and regulations thereunder, are herein referred to as the “Act.” Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Issuers, Operating Partnership and the General Partner, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an “automatic shelf registration statement,” as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing in accordance with Rule 462(e). The Issuers have filed with the Commission, pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Issuers will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus, the Preliminary Prospectus and the Term Sheet) as the Issuers have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, and as applicable, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”) and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except for such omissions as are permitted under Rule 430B of the Act; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c) As of the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the Execution Time, each of the Issuers was (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuers agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) At each of the times of delivery to offerees of the Term Sheet and any other Free Writing Prospectus and as of the Execution Time, the Issuers were not and are not Ineligible Issuers (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuers be considered Ineligible Issuers.

(f) Any Issuer Free Writing Prospectus and the Term Sheet do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus and the Term Sheet based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with full partnership power and authority to own, lease and operate its respective properties and to conduct its respective businesses in all material respects as described in the Disclosure Package and the Final Prospectus, and each of the Partnership and the Operating Partnership is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the financial condition, business, properties, results of operations or prospects (“Material Adverse Effect”) of the Issuers and the Operating Partnership taken as a whole.

(h) Finance Corp. is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law (the “DGCL”), with full corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus, and Finance Corp. is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole.

(i) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, and the General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) does not have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole, or (ii) would not subject the limited partners that are unitholders of the Partnership to any material liability or disability.

(j) None of the General Partner, the Partnership or the Operating Partnership has any subsidiaries, other than the Partnership and the Operating Partnership themselves and Petrolane Incorporated, a Pennsylvania corporation (“Petrolane”), which would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X).

(k) None of the Issuers, the Operating Partnership or the General Partner is in violation of its partnership agreement, certificate or articles of incorporation, by-laws or other organizational documents. None of the Issuers, the Operating Partnership or the General Partner is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuers, the Operating Partnership or the General Partner, as applicable, or of any decree or any court or governmental agency or body having jurisdiction over the Issuers, the Operating Partnership and the General Partner, which violation would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole. None of the Issuers, the Operating Partnership or the General Partner is in breach, default or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which any of the Issuers, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole.

(l) None of the offering, issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Issuers, the Operating Partnership or the General Partner, the execution, delivery and performance of the Indenture by the Issuers or the consummation by the Issuers, the Operating Partnership or the General Partner of the transactions contemplated hereby (i) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which has not been obtained or (ii) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation, by-laws or other organizational documents of either of the Issuers or any of their respective subsidiaries, the Operating Partnership or the General Partner or (iii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which either of the Issuers or any of their respective subsidiaries, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound other than as described in the Disclosure Package and the Final Prospectus, or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to either of the Issuers or any of their respective subsidiaries, the Operating Partnership or the General Partner or any of their respective properties, or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers or any of their respective subsidiaries, the Operating Partnership or the General Partner pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject (other than as described in the Disclosure Package and the Final Prospectus), except, in the case of clause (iii), (iv) or (v) above, which conflict, breach, violation or default would not, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole, or the General Partner and except, in the case of clause (i), for such as have been obtained and made under the Act and the Trust Indenture Act or such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and state securities or Blue Sky laws and regulations or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole, or have a material adverse effect on the consummation of the offering, issuance and sale of the Securities.

(m) Except as disclosed in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), none of the Issuers, the Operating Partnership or the General Partner has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Issuers and the Operating Partnership, taken as a whole.

(n) Each of the Issuers, the Operating Partnership and the General Partner has filed all material tax returns required to be filed, and has timely paid all taxes shown to be due pursuant to said returns, other than those (i) which, if not paid, would not have a Material Adverse Effect on the Partnership and the Operating Partnership, taken as a whole or (ii) which are being contested in good faith.

(o) None of the Partnership, the Operating Partnership or the General Partner has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, except as described in the Disclosure Package and the Final Prospectus, and, since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, and except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnership’s and the Partnership’s derivative instruments, there has not been any material adverse change in the partners’ equity or capital stock or long-term debt of the Partnership, the Operating Partnership or the General Partner other than the Partnership distribution on May 18, 2011 and the declaration by the Board of Directors of the General Partner on July 25, 2011 of a Partnership distribution on August 18, 2011 to holders of common units of record on August 10, 2011 and there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership and the Operating Partnership, taken as a whole (any such event in this paragraph being termed a “Material Adverse Change”).

(p) PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements of the Partnership incorporated by reference in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) are the auditors of the Partnership and its subsidiaries and are independent within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q) The audited consolidated balance sheets of the Partnership incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of the Partnership and the General Partner as of the dates indicated; and the audited consolidated financial statements of the Partnership included in, or incorporated by reference into, the Preliminary Prospectus, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein.

(r) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements as contemplated by Section 13(b)(2)(B) of the Exchange Act and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t) The General Partner is the sole general partner of the Partnership and the Operating Partnership with a general partner interest in the Partnership of 1.0% pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”) and a general partner interest in the Operating Partnership of 1.0101% pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as it may be amended or restated at or prior to the Closing Date, the “AmeriGas Propane Partnership Agreement”).

(u) As of the Closing Date, the General Partner and its consolidated subsidiaries will continue to own limited partner interests in the Partnership represented by 24,691,209 Units (as defined in the Partnership Agreement).

(v) As of the Closing Date, the Partnership will continue to be the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%, and will own such limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, charges or claims other than those arising pursuant to the AmeriGas Propane Partnership Agreement.

(w) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are held directly or indirectly by UGI Corporation, free and clear of all liens, encumbrances, equities or claims.

(x) Each of the Issuers, the Operating Partnership and the General Partner have all requisite corporate or partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and, to the extent applicable, the Indenture and the Securities (the Indenture and the Securities are referred to as the “Operative Documents”) to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Partnership, the partnership power and authority to issue, sell and deliver the Securities as provided herein and therein, and with respect to Finance Corp., the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

(y) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers, the Operating Partnership and the General Partner.

(z) At or before the Closing Date, (i) the Issuers shall issue $450.0 million of the Securities pursuant to the terms of the Disclosure Package and the Final Prospectus, and (ii) the Partnership shall use such proceeds as set forth in the Disclosure Package and the Final Prospectus.

(aa) Each of the Partnership and the Operating Partnership has all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to conduct its business as set forth or contemplated in the Disclosure Package and the Final Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect upon the Issuers and the Operating Partnership, taken as a whole.

(bb) Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Issuers, the Operating Partnership or the General Partner, threatened, to which any of the Issuers, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be a party or to which the business or property of any of the Issuers, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be subject that is reasonably expected to (x) individually or in the aggregate, have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole, or the General Partner, (y) prevent or result in the suspension of the issuance of the Securities or (z) in any manner draw into question the validity of this Agreement and the Operative Documents.

(cc) None of the Issuers, the Operating Partnership or the General Partner (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which violation would have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole, (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, or (iii) is violating any terms and conditions of any such permit, license or approval, which, in the case of clause (ii) or (iii), would have a Material Adverse Effect on the Issuers and the Operating Partnership, taken as a whole.

(dd) The Issuers, the Operating Partnership and the General Partner maintain insurance covering their respective properties, operations, personnel and businesses. In the General Partner’s reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Issuers, the Operating Partnership and the General Partner and their businesses. None of the Issuers, the Operating Partnership or the General Partner has received notice from any respective insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(ee) The Base Indenture has been duly and validly authorized, executed and delivered by each of the Issuers, enforceable against each Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities laws or policies relating thereto. The Supplemental Indenture has been duly authorized by each of the Issuers and, when duly executed and delivered by each Issuer and the Trustee, will be the legally valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities laws or policies relating thereto. The Base Indenture conforms, and the Supplemental Indenture, when executed and delivered, will conform, in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(ff) The Securities have been duly and validly authorized for issuance and sale to you by each of the Issuers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(gg) None of the Issuers, the Operating Partnership or the General Partner is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” or be “controlled by” an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.

(hh) None of the Issuers, the Operating Partnership, the General Partner or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes, and each of the Issuers, the Operating Partnership and the General Partner agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

(ii) None of the Issuers, the Operating Partnership, their subsidiaries or their affiliates (which include, but are not limited to, the General Partner) (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. A “Sanctioned Entity” as used herein means (a) an agency of the government of, (b) an organization directly or indirectly controlled by or (c) an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority or other entity (each, a “Person”) residing in, in each case, a country that is subject to a sanctions program identified on the list maintained by U.S. Department of the Treasury’s Office of Foreign Assets Control (the “OFAC”) and published from time to time, as such program may be applicable to such agency, organization or Person. A “Sanctioned Person” herein means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

(jj) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act.

Each of the Issuers, the Operating Partnership and the General Partner acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Issuers, the Operating Partnership and the General Partner and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.4% of the principal amount thereof, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Issuers, Operating Partnership and the General Partner, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuers will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Issuers have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuers will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuers will promptly advise the Representatives, prior to the termination of the offering of the Securities, (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuers will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement become or be declared effective as soon as practicable.

(b) The Issuers shall prepare a final term sheet in the form attached hereto as Schedule I (the “Term Sheet”) relating to the Securities, and to file such Term Sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package in a form approved by the Representatives, such approval not to be unreasonably withheld, conditioned or delayed, to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus (as it may be then supplemented) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, including in connection with use or delivery of the Final Prospectus, the Issuers promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment to the Registration Statement or supplement to the Final Prospectus which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Issuers will make generally available to their security holders and to the Representatives an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Issuers will furnish to the Representatives, upon request, and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Each of the Issuers agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuers that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuers, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Issuers under Rule 433, other than the Term Sheet. Any such free writing prospectus consented to by the Representatives or the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuers agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Issuers will not, without the prior written consent of Credit Suisse Securities (USA) LLC, from the date of this Agreement until the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers which mature more than one year after the Closing Date, which are substantially similar to the Securities, which are denominated in the same currency as the Securities, and are offered primarily in the same market as the Securities.

(j) The Issuers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(k) The Issuers, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto; (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Issuers’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (x) any fees payable in connection with the rating of the Securities; and (xi) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers, Operating Partnership and the General Partner contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers, Operating Partnership and the General Partner made in any certificates pursuant to the provisions hereof, to the performance by the Issuers, Operating Partnership and the General Partner of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b); the Term Sheet and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and, to the knowledge of the Issuers, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuers shall have requested and caused Morgan, Lewis & Bockius LLP, counsel to the Issuers, the Operating Partnership and the General Partner, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance attached as Annex I hereto.

(c) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Issuers shall have furnished to the Representatives a certificate, signed by the President or any Vice President and the principal financial or accounting officer of Finance Corp. and the General Partner, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Issuers, Operating Partnership and the General Partner in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers, Operating Partnership and the General Partner have complied, in all material respects, with all the agreements and performed, in all material respects, all the conditions on its part to be performed at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuers’ knowledge, threatened;

(iii) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers, the General Partner or the Operating Partnership or any securities of the Issuers, the General Partner or the Operating Partnership (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is used under Section 15E of the Exchange Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers, the General Partner or the Operating Partnership or any securities of the Issuers, the General Partner or the Operating Partnership by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

(e) The Issuers shall have requested and caused PricewaterhouseCoopers LLP, an independent registered public accounting firm, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) Since the dates as of which information is given in the Final Prospectus, other than as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnership’s and the Partnership’s derivative instruments, there shall not have occurred any material adverse change in the partners’ capital or capital stock of either of the Issuers, the Operating Partnership or the General Partner, as the case may be, nor any material increase in the long-term debt of either of the Issuers, the Operating Partnership or the General Partner, (ii) there shall not have been any material adverse change or development involving a prospective change in or affecting the financial condition, business, properties, results of operations or prospects of the Issuers and the Operating Partnership, taken as a whole, or the General Partner, and (iii) none of the Issuers, the General Partner or the Operating Partnership shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in this paragraph 6(g), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

(h) Prior to the Closing Date, the Issuers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) The Issuers and the Trustee shall have entered into the Supplemental Indenture and you shall have received counterparts, conformed as executed, thereof.

(j) The Issuers shall have furnished to the Representatives a certificate, dated as of the date hereof and signed by the Chief Financial Officer of the Partnership and Finance Corp. providing back up disclosure support as specified therein, in the form attached as Annex II hereof.

(k) The Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “Q3 Report”) will have been filed with the Commission prior to the Closing Date and the financial results reported in the Q3 Report shall be substantially consistent with the comparable financial results reported in the Current Report on Form 8-K filed with the Commission on the date hereof.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuers, Operating Partnership and the General Partner to perform any agreement herein or comply with any provision hereof other than by reason of a default or termination by any of the Underwriters pursuant to Sections 9 or 10 hereof, the Issuers will reimburse the Underwriters severally, through the Representatives on demand, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

It is understood that, except as otherwise provided in this Agreement, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on any of the Securities by the Underwriters and any advertising expenses connected with any offer they make and the transportation and other expenses incurred by the Underwriters in connection with presentations to prospective purchasers of the Securities.

8. Indemnification and Contribution. (a) The Issuers, the Operating Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Term Sheet, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers, the Operating Partnership and the General Partner will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers, the Operating Partnership and the General Partner by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Issuers, the Operating Partnership and the General Partner may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, the Operating Partnership and the General Partner, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuers, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers, the Operating Partnership and the General Partner to each Underwriter, but only with reference to written information furnished to the Issuers, the Operating Partnership and the General Partner by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information regarding the offering price and sales through affiliates appearing in the third full paragraph under the caption “Underwriting” and the information regarding stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids appearing in the ninth full paragraph under the caption “Underwriting.” This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) based on the advice of counsel, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers, the Operating Partnership and the General Partner and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Operating Partnership, the General Partner on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, the Operating Partnership and the General Partner on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers, the Operating Partnership and the General Partner shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers, the Operating Partnership and the General Partner on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers, the Operating Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8 or each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Issuers, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, each officer of the Issuers, the Operating Partnership and the General Partner who shall have signed the Registration Statement and each director of the Issuers, the Operating Partnership and the General Partner shall have the same rights to contribution as the Issuers, the Operating Partnership and the General Partner, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. (i) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; (ii) provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in clause (ii) of this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives and Issuers shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuers’ securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Operating Partnership and the General Partner or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 fax no.: (212) 538-0961; with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner; or, if sent to the Issuers, will be mailed, delivered or telefaxed to (610) 992-3258 and confirmed to it at the office of the Partnership at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Steven A. Samuel, Vice President — Law and General Counsel; with a copy to Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, D.C. 20004-2541, Attention: Linda L. Griggs.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Issuers, Operating Partnership and the General Partner hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers and (c) the engagement by the Issuers, Operating Partnership and the General Partner of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers, Operating Partnership and the General Partner agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers, Operating Partnership and the General Partner agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Operating Partnership and the General Partner and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Issuers, the Operating Partnership and the General Partner hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date, as superseded by the prospectus dated January 5, 2011 and filed with the Commission pursuant to Rule 424(b).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus and (iv) the Term Sheet.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:20 p.m. on July 27, 2011.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including all the documents incorporated by reference therein and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

AMERIGAS PARTNERS, L.P.
By: AmeriGas Propane, Inc.,

its general partner

By:
Name: John S. Iannarelli
Title: Vice President – Finance and
Chief Financial Officer

AMERIGAS FINANCE CORP.

By:
Name: John S. Iannarelli
Title: Vice President – Finance and
Chief Financial Officer

AMERIGAS PROPANE, INC.

By:
Name: John S. Iannarelli
Title: Vice President – Finance and
Chief Financial Officer

AMERIGAS PROPANE, L.P.

By: AmeriGas Propane, Inc.,

its general partner

By:
Name: John S. Iannarelli
Title: Vice President – Finance and
Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:

Name:
Title:

J.P. MORGAN SECURITIES LLC

By:

Name:
Title:

WELLS FARGO SECURITIES, LLC

By:

Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

For themselves and the other
several Underwriters
named in Schedule II to
the foregoing Agreement.

SCHEDULE I

AmeriGas Partners, L.P.
AmeriGas Finance Corp.
6.250% Senior Notes due 2019
Pricing Term Sheet

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement.

Issuers:	AmeriGas Partners, L.P. AmeriGas Finance Corp.
Security Description:	6.250% Senior Notes due 2019
Face:	$450,000,000
Maturity:	August 20, 2019
Coupon:	6.250% per annum
Offering Price:	100.000%
Yield to Maturity:	6.250%
Spread to Treasury:	371 basis points
Benchmark:	UST 3.625% due August 15, 2019
Interest Payment Dates:	February 20 and August 20, commencing February 20, 2012
Equity Clawback:	Redeemable until August 20, 2014 at 106.250% for up to 35% of the aggregate principal amount with the proceeds of certain equity offerings
Optional Redemption:	Redeemable during the 12-month period beginning on August 20 of the years indicated below:
Year Redemption Price

2015 . . . . . . . . . . . . . . . . . . . . . . . . .
        . . . . . . . . . . . . . . 103.125%
2016 . . . . . . . . . . . . . . . . . . . . . . . . .
        . . . . . . . . . . . . . . 101.563%
2017 and thereafter . . . . . . . . . . . . . . . . .
        . . . . . . . . . . 100.000%

Trade Date:	July 27, 2011
Settlement Date:	August 10, 2011
CUSIP/ISIN:	030981AG9 / US030981AG93
Minimum Allocations:	$ 2,000
Increments:	$ 1,000
Gross Spread:	1.600%
Book Runners:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Wells Fargo Securities, LLC Citigroup Global Markets Inc.
Co-Managers:	Morgan Stanley & Co. LLC PNC Capital Markets LLC RBS Securities Inc.

We expect that delivery of the notes will be made against payment therefor on or about August 10, 2011, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next six succeeding business days should consult their own advisor.

The issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus included in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037; J.P. Morgan Securities LLC at 1-212-834-4533; Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or Citigroup Global Markets Inc. toll-free at 1-877-858-5407.

SCHEDULE II

Principal Amount
of Securities to
Underwriters	be Purchased
Credit Suisse Securities (USA) LLC	$112,500,000
J.P. Morgan Securities LLC	84,375,000
Wells Fargo Securities, LLC	84,375,000
Citigroup Global Markets Inc.	56,250,000
PNC Capital Markets LLC	45,000,000
RBS Securities Inc.	45,000,000
Morgan Stanley & Co. LLC	22,500,000
Total	$450,000,000

Annex I

1. Finance Corp. is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus.

2. The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to act as general partner of the Partnership and the Operating Partnership.

3. Each of the Partnership and the Operating Partnership is duly formed and validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, with the requisite partnership power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its respective businesses as described in the Disclosure Package and the Prospectus.

4. The Partnership Entities have all requisite corporate or limited partnership power and authority to execute, deliver and perform their respective obligations under the Underwriting Agreement and, in the case of the Issuers, the Indenture, and to consummate the transactions contemplated by the Underwriting Agreement and the Indenture, including, without limitation, in the case of the Issuers, the corporate or limited partnership power to issue, sell and deliver the Notes as provided therein.

5. The statements set forth under the captions “Description of the Debt Securities” and “Description of Notes” in the Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture or refer to statements of law or legal conclusions under New York law, the General Corporation Law of the State of Delaware or the Delaware Revised Uniform Limited Partnership Act, or federal law, provide a fair summary of such provisions in all material respects.

6. The descriptions of law and legal conclusions set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they relate to matters of U.S. federal income tax law, are accurate in all material respects.

7. No consent, authorization, approval, license or order of or filing with any New York, Delaware or federal governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Issuers in connection with the consummation by the Issuers of the issuance and sale of the Notes or for the consummation by each of the Partnership Entities of their respective obligations under the Underwriting Agreement, other than such as previously have been obtained or made, including, without limitation, registration of the Notes under the Securities Act and qualification of the Indenture under the Trust Indenture Act; provided, however, that such counsel need express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Notes are being offered by the Underwriters.

8. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Partnership Entities.

9. None of the Partnership Entities is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

10. The execution and delivery of the Underwriting Agreement by Finance Corp., and the General Partner, on its own behalf and on behalf of the Partnership and the Operating Partnership, do not, and the execution and delivery of the Indenture by Finance Corp., and the General Partner, on behalf of the Partnership, and the performance by the Partnership Entities party to the Underwriting Agreement and the Indenture, as applicable, of their obligations thereunder, will not (i) result in a violation of the certificate of incorporation or bylaws of the General Partner or Finance Corp., the Fourth Amended and Restated Agreement of Limited Partnership, dated of July 27, 2009, of the Partnership, or the Second Amended and Restated Agreement of Limited Partnership, dated as of December 1, 2004, of the Operating Partnership, or (ii) breach or result in a default under any provision of any agreement or instrument filed as an exhibit to the Registration Statement, (iii) result in a violation of any federal law of the United States or any law of the State of New York, or any provision of the General Corporation Law of the State of Delaware or of the Delaware Revised Uniform Limited Partnership Act; or (iv) to such counsel’s knowledge, result in a violation of any decree, judgment, administrative judgment or order of any U.S., New York, Pennsylvania or Delaware court to which any of the Partnership Entities is named a party, except that such counsel need express no opinion in this paragraph regarding any federal securities laws, any state securities or “Blue Sky” laws.

11. The Indenture has been duly and validly authorized, executed and delivered by each of Finance Corp., and the General Partner, on behalf of the Partnership, and constitutes the legal, valid and binding obligation of each Issuer, enforceable against each of the Issuers in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally; and (ii) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable.

12. The issuance and sale of the Notes have been duly and validly authorized by each of the Finance Corp., and the General Partner, on behalf of the Partnership, the Notes have been executed by each of Finance Corp., and the General Partner, on behalf of the Partnership, and, when issued by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and paid for by the Underwriters in accordance with the provisions of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally; and (ii) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable.

13. To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their properties of a character required to be disclosed in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 30, 2010 (the “10-K”), Quarterly Report on Form 10-Q for its quarter ended December 31, 2010 (the “December 10-Q”) and Quarterly Report on Form 10-Q for its quarter ended March 31, 2011 (the “March 10-Q”), each of which is incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, which is not disclosed in the 10-K, December 10-Q or March 10-Q, and, to such counsel’s knowledge, there is no contract or other document of a character required to be described in the 10-K, December 10-Q or March 10-Q, or required to be filed as an exhibit thereto, which is not described or filed as required; the statements in the 10-K under the heading “Business — Government Regulation,” which are incorporated by reference in the Disclosure Package and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings as of the filing date of the 10-K, and, to such counsel’s knowledge, such summaries are accurate and fair summaries as of the Closing Date in all material respects, except with respect to the Federal Motor Carrier Safety Act and any state or municipal fire safety codes, as to which such counsel need express no opinion.

14. The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending its effectiveness has been issued by the Commission nor, to such counsel’s knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

15. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters, to the effect that, on the basis of the information they gained in the course of performing the services referred to above, that (a) the Registration Statement, at the time it became effective, and the Prospectus, as of the date hereof (except in each case as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, as to which such counsel need not make any comments), appeared or appear on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, and (b) each of the documents incorporated by reference in the
Registration Statement, the Preliminary Prospectus Supplement and the Prospectus (except in each case as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, as to which such counsel need not make any comments), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act.
Furthermore, subject to the foregoing, nothing came to such counsel’s attention that caused them to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule
430B(f)(2) under the Securities Act, of the part of the Shelf Registration Statement relating to the Notes for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure
Package, considered as a whole at the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) such counsel need not pass upon, nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure
Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraphs 5, 6 and 13 in their opinion, dated the date hereof delivered to you pursuant to Section 6(b) of the Underwriting Agreement) and (b) such counsel need not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data derived therefrom (including any such data presented in interactive data format) or the report of management’s attestation of the effectiveness of internal control over financial reporting and the auditor’s attestation report thereon, in each case, contained in the Registration Statement, the
Disclosure Package or the Prospectus.Annex II

AmeriGas Partners, L.P.
AmeriGas Finance Corp.

Chief Financial Officer’s Certificate
July 27, 2011

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement dated July 27, 2011 (the “Underwriting Agreement”), among AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), AmeriGas Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.” and, together with the Partnership, the “Issuers”) and the several Underwriters named in Schedule II thereto (collectively, the “Underwriters”).

In connection with the offering by the Issuers of $450,000,000 aggregate principal amount of their 6.250% Senior Notes due 2019 (the “Notes”) pursuant to a preliminary prospectus supplement dated July 27, 2011 (the “Preliminary Prospectus Supplement”), I, John S. Iannarelli, Vice President – Finance and Chief Financial Officer of the Issuers, solely in my capacity as such, have been asked to deliver this certificate to the Underwriters and, based on an examination of the Partnership’s financial records and schedules undertaken by myself and members of my staff who are responsible for the Partnership’s financial accounting matters (“Accounting Staff”), I hereby certify to the best of my knowledge and on behalf of the Issuers that:

1.	I am responsible for the Partnership’s financial accounting and am familiar with the internal accounting records of the Partnership.

2.	The Partnership’s consolidated financial statements are prepared by the Accounting Staff under my supervision.

3.	I have reviewed the unaudited financial data of the Partnership for the period ended June 30, 2011 (the “Q3 2011 Unaudited Financial Data”), which do not contain footnotes, that are included in the earnings release of the Partnership attached as part of Exhibit 99.1 to the Current Report on Form 8-K dated July 26, 2011.

4.	To my knowledge, relying on the Accounting Staff to the extent I deemed appropriate, the Q3 2011 Unaudited Financial Data (a) are derived from the internal accounting records of the Partnership, (b) are correct in all material respects, (c) have been prepared in conformity with generally accepted accounting principles consistent with methods used in prior periods, and (d) present fairly, in all material respects, the consolidated results of operations of the Partnership for the periods indicated, subject to normal year-end audit adjustments and except that the Q3 2011 Unaudited Financial Data do not contain footnotes.

5.	I have reviewed the financial data in the Preliminary Prospectus Supplement under the heading “Recent Developments” and compared such financial data to the Q3 2011 Unaudited Financial Data.

6.	The financial data under the heading “Recent Developments” in the Preliminary Prospectus Supplement is correct and accurate in all material respects and is in agreement in all material respects with the Q3 2011 Unaudited Financial Data (subject to rounding).

This certificate is being furnished to the Underwriters to assist the Underwriters in conducting and documenting their investigation of the affairs of the Issuers in connection with the offering and sale of the Notes.

[signature page follows]

IN WITNESS WHEREOF, the undersigned officer has hereunto executed this certificate as of the date first set forth above.

AMERIGAS PARTNERS, L.P.

By:
Name: John S. Iannarelli
Title: Vice President – Finance and
Chief Financial Officer

AMERIGAS FINANCE CORP.

By:
Name: John S. Iannarelli
Title: Vice President – Finance and
Chief Financial Officer